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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Glacier Bancorp, Inc.
Kalispell, Montana

We consent to the incorporation by reference in the registration statement of Glacier Bancorp, Inc. on Form S-4 of our reports dated March 2, 2009, on our audits of the consolidated financial statements of Glacier Bancorp, Inc. as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, which report is included in the December 31, 2008, annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the incorporation by reference of our report dated March 2, 2009, on our audit of the internal control over financial reporting of Glacier Bancorp, Inc. as of December 31, 2008, which report is included in the annual report on Form 10-K of Glacier Bancorp, Inc. We also consent to the reference to our firm under the caption "Experts."


/s/ BKD, LLP
Denver, Colorado
March 16, 2009